Exhibit 99.1

For more information contact:
Peter Benoist, President and CEO (314) 725-5500
Frank Sanfilippo, Chief Financial Officer (314) 725-5500
Jerry Mueller, Senior Vice President (314) 512-7251
Ann Marie Mayuga, AMM Communications (314) 485-4390

ENTERPRISE FINANCIAL REPORTS SECOND QUARTER 2009 RESULTS

  Second quarter net income of $386,000 includes $1.1 million of expense for special FDIC assessment
  After deducting preferred stock dividend, Company reports net loss of $0.02 per fully diluted share
  Pre-tax, pre-provision operating earnings of $8.1 million, up 6% over first quarter
  Net charge-offs 1.03% annualized compared to 1.39% in first quarter
  Non-performing loans remain flat at 2.58% of total loans compared to first quarter
  Core deposits grow 8% and loans outstanding increase 3% over prior year period

St. Louis, July 21, 2009. Enterprise Financial Services Corp (NASDAQ: EFSC) earned net income of $386,000 for the quarter ended June 30, 2009 compared to $3.5 million for the prior year period. After deducting dividends on preferred stock, the Company reported a net loss of $0.02 per fully diluted share for the second quarter of 2009 compared to net income of $0.27 per share for the second quarter of 2008.

Second quarter results included a $1.1 million special assessment from the FDIC as part of its industry-wide program to bolster the insurance fund. During the quarter, the Company recorded $602,000 related to dividends on preferred stock purchased in late 2008 by the U.S. Treasury as part of its Capital Purchase Program. These dividends do not reduce the Company’s net income, but are deducted in the calculation of earnings per share. Also during the second quarter, the Company set aside $8.0 million in loan loss provision representing 161% of net charge-offs. By comparison, loan loss provision for the second quarter 2008 was $3.2 million.

Excluding the special FDIC assessment, the Company’s pre-tax, pre-provision operating earnings for the second quarter of 2009 were $8.1 million, up 6% versus the first quarter of 2009 and 5% lower than in the comparable period in 2008. The decline in year-over-year pre-tax, pre-provision operating earnings was attributable to higher loan-related legal expenses incurred in the second quarter of 2009.

Pre-tax, pre-provision operating earnings figures, which are non-GAAP (Generally Accepted Accounting Principles) financial measures, are presented because the Company believes adjusting its results to exclude loan loss provision expenses, impairment charges, special FDIC assessments and extraordinary gains or losses provides shareholders with a more comparable basis for evaluating period-to-period operating results. A schedule reconciling GAAP (loss) income before income tax to pre-tax, pre-provision operating earnings is provided in the attached tables.

Peter Benoist, President and CEO, commented, “Enterprise’s reported results improved in the second quarter, posting a modest net profit that was impacted significantly by the FDIC special assessment. On a per-share basis, we reported a $0.02 loss after giving effect to the preferred stock dividend. The quarter’s results reflected several favorable trends. Our provision expense was roughly half the level recorded in each of the prior two quarters. Net charge-offs were lower and we continued to build our allowance for loan losses.

Core deposits increased and our net interest margin widened in the quarter. Our operating earnings continued to grow.”

“At the same time, however,” Benoist continued, “the economic environment remains stressed and we continue to be cautious and disciplined. Non-performing assets remain elevated compared to our historical standards and won’t be resolved quickly.”

Banking Line of Business

Deposits and liquidity
Total deposits rose $90 million, or 5%, from a year ago. On a linked quarter basis, deposits increased slightly, by 1%.

Core deposits at June 30, 2009 increased $108 million, or 8%, over June 30, 2008. On a linked quarter basis, core deposits rose $35 million, or 2%. At June 30, 2009, core deposits, which include all deposits other than brokered CDs, represented 87% of total deposits.

The Company increased its investment portfolio by $45.5 million during the second quarter of 2009, thereby improving its on-balance sheet liquidity.

Loans
Portfolio loans increased $56 million, or 3%, from a year ago. On a linked quarter basis, portfolio loans decreased $59 million, or 3%, as many clients are paying down borrowings to strengthen their balance sheets.

The Bank continues to pursue prudent lending opportunities to support local economic activity, with new loan approvals of $85 million during the second quarter. In the six months since the U.S. Treasury invested $35 million in EFSC preferred stock under the Capital Purchase Program, Enterprise has approved over $161 million in new loans.

Asset Quality
Non-performing loans totaled $49.2 million, or 2.58% of total loans at June 30, 2009, a $1.3 million decrease from March 31, 2009. The percentage of non-performing loans remained relatively flat due to the slight decline in total loans quarter-to-quarter. Non-performing loans were $13.2 million, or 0.71% of total loans, at June 30, 2008. Non-performing loans were $29.7 million, or 1.50% of total loans, at December 31, 2008.

Loans 30-90 days past due, excluding non-performing loans, represented 0.55% of loans at June 30, 2009, an improvement from the 0.94% level at March 31, 2009.

Non-performing loans (NPL) comprised the following industry segments as indicated below (in millions):

	June 30, 2009		March 31, 2009		Dec 31, 2008
	NPL	% of Total	NPL	% of Total	NPL	% of Total
Commercial Real Estate	$23.4	47.5%	$29.2	57.8%	$16.1	54.2%
Residential Construction/Land
Acquisition and Development	23.6	48.0%	16.9	33.5%	11.8	39.7%
Commercial and Industrial	2.2	4.5%	4.4	8.7%	1.7	5.7%
Other	-	-	-	-	0.1	0.4%
	$49.2	100.0%	$50.5	100.0%	$29.7	100.0%

The $49.2 million in non-performing loans is comprised of roughly 40 relationships. The largest of these, as reported over the past few quarters, is an approximately $7 million loan secured by a medical office building. Six relationships comprise more than 50% of non-performing loans. Of the Company’s non-performing loans, 64% are located in the Kansas City market, which has encountered a more difficult residential construction and sales environment.

Other real estate at June 30, 2009 totaled $16.1 million, a $2.8 million increase from March 31, 2009. Other real estate added in the second quarter totaled $11.3 million, comprised largely of a $2.0 million residence, a $2.5 million commercial lot and several smaller residential lots and commercial properties. The Company sold $8.5 million in Other real estate in the second quarter at a negligible loss of $2,000 compared to recorded values.

Total non-performing assets were $65.3 million, or 2.95% of total assets at June 30, 2009, compared to 2.86% at March 31, 2009 and 1.92% at December 31, 2008.

Provision for loan losses was $8.0 million in the second quarter of 2009 compared to $15.1 million in the first quarter of 2009 and $3.2 million in the second quarter of 2008. The lower loan loss provision in the second quarter compared to first quarter is due to lower loan volumes and a leveling off of non-performing loans. Provision expense covered 161% of net charge-offs in the second quarter as the Company continued to build loan loss reserves to 2.24% of portfolio loans at June 30, 2009 over its 2.02% level at March 31, 2009. By comparison, loan loss reserves represented 1.58% of portfolio loans at December 31, 2008.

Net charge-offs in the second quarter were $5.0 million, an annualized rate of 1.03% of average loans. The majority of charge-offs in the quarter were attributable to write-downs on impaired assets and foreclosed real estate, with approximately 50% of the charge-offs related to residential real estate, 40% related to commercial real estate and 10% related to commercial and industrial loans.

By comparison, net charge-offs in the first quarter of 2009 were $6.8 million, or 1.39% annualized. Net charge-offs for the prior year second quarter were $1.4 million, or 0.32% annualized.

Net interest income
Net interest income in the banking segment increased $1.1 million, or 6%, in the second quarter of 2009 versus the comparable period in 2008. On a linked quarter basis, the increase in net interest income was 4%.

Net interest margin was 3.41% in the second quarter of 2009 compared to 3.56% in the second quarter of 2008 and 3.32% in the first quarter of 2009. The increase in the second quarter net interest margin compared to the first quarter was largely a result of a twelve basis point increase in loan yields and continuing repricing of CDs at lower rates.

Wealth Management Line of Business

Fee income from the Wealth Management line of business, including results from state tax credit brokerage activities, totaled $2.4 million for the second quarter of 2009, an 11% decline compared to the same period in 2008. On linked quarter basis, Wealth Management revenues decreased 27%, largely due to higher first quarter revenue at MBG resulting from its completion of several large insurance cases.

Trust
Fee income from Trust declined 27% from the second quarter of 2008 to the second quarter of 2009. Revenue declines were largely attributable to lower asset values due to client turnover and adverse financial markets. Compared to the first quarter of 2009, Trust revenues declined only 2%.

Millennium Brokerage Group
MBG revenues in the second quarter of 2009 were essentially flat compared to the second quarter of 2008. On a linked quarter basis, MBG revenues declined 48% due to the large insurance cases closed during the first quarter of 2009.

State tax credit brokerage
For the second quarter of 2009, the Company recorded a $109,000 gain from state tax credit activities compared to a $46,000 loss in the first quarter of 2009 and a $29,000 loss in the second quarter of 2008. State tax credit revenues include unrealized gains and losses on certain tax credit assets carried at fair value and related interest rate caps used to hedge against changes in the fair value of the state tax credits.

Other Business Results

Non-interest income for the second quarter of 2009 was $4.8 million, an 8% increase compared to $4.4 million for the second quarter of 2008. Included in the 2009 period results were $636,000 in securities gains and $325,000 in other income.

Total non-interest expenses for the second quarter of 2009 were $15.3 million, 20% higher than the comparable 2008 period. During the second quarter, the Company accrued a $1.1 million expense for the FDIC special assessment to be paid in the third quarter. Employee compensation and benefit expenses were 10% lower year-over-year, due to stringent personnel expense-containment efforts. However, these expense reductions were more than offset by the FDIC special assessment, higher occupancy costs resulting from an additional Trust office and significantly higher legal expenses related to non-performing asset management and resolution activities.

Reflecting those higher non-interest expense items, the Company’s efficiency ratio in the second quarter of 2009 was 68.7% compared to 59.9% in the second quarter of 2008.

The income tax benefit for the second quarter of 2009 was $1.4 million, representing a 138.5% effective tax rate relative to the loss before income tax of $1.0 million. During the second quarter of 2009, the Company concluded that minor changes in the Company’s estimated pre-tax results and changes in projected permanent items produced significant variability in the estimated annual effective tax rate. As a result, the Company began using the actual effective tax rate for the year-to-date period as a basis for determining the income tax benefit, which increased the amount of income tax benefit recognized during the second quarter of 2009.

Enterprise Financial operates commercial banking and wealth management businesses in metropolitan St. Louis and Kansas City and a loan production office in Phoenix. Enterprise is primarily focused on serving the needs of privately held businesses, their owner families, executives and professionals.

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Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. We use the words “expect” and “intend” and variations of such words and similar expressions in this communication to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local and national economic conditions, risks associated with rapid increase or decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in Enterprise Financial’s 2008 Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY
(unaudited)

(In thousands, except per share data)	For the Quarter Ended		For the Six Months Ended
	Jun 30,	Jun 30,	Jun 30,	Jun 30,
INCOME STATEMENTS	2009	2008	2009	2008
NET INTEREST INCOME
Total interest income	$27,758	$29,283	$55,084	$59,531
Total interest expense	10,260	12,481	20,735	26,589
Net interest income	17,498	16,802	34,349	32,942
Provision for loan losses	8,000	3,200	23,100	5,525
Net interest income after provision for loan losses	9,498	13,602	11,249	27,417

NONINTEREST INCOME
Wealth Management revenue	2,249	2,682	5,520	5,266
Deposit service charges	1,249	1,202	2,544	2,139
Sale of other real estate	(2)	351	57	342
State tax credit activity, net	109	(29)	63	984
Sale of securities	636	73	952	73
Sales of branch/charter	-	(19)	-	560
Other income	575	184	576	616
Total noninterest income	4,816	4,444	9,712	9,980

NONINTEREST EXPENSE
Salaries and benefits	7,255	7,575	14,345	15,914
Occupancy	1,261	977	2,428	2,060
Furniture and equipment	359	355	723	719
Goodwill impairment charge	-	-	45,377	-
Other	6,443	3,816	11,952	7,863
Total noninterest expense	15,318	12,723	74,825	26,556

(Loss) income before income tax	(1,004)	5,323	(53,864)	10,841
Income tax (benefit) expense	(1,390)	1,823	(3,633)	3,778
Net income (loss)	386	3,500	(50,231)	7,063
Dividends on preferred stock	(602)	-	(1,201)	-
Net (loss) income available to common shareholders	$(216)	$3,500	$(51,432)	$7,063

Basic (loss) earnings per share	$(0.02)	$0.28	$(4.01)	$0.57
Diluted (loss) earnings per share	$(0.02)	$0.27	$(4.01)	$0.56
Return on average assets	(0.04% )	0.67%	(4.61% )	0.70%
Return on average common equity	(0.64% )	7.77%	(64.40% )	7.95%
Efficiency ratio	68.65%	59.88%	169.82%	61.87%
Noninterest expense to average assets	2.77%	2.43%	6.71%	2.62%

YIELDS (fully tax equivalent)
Loans	5.53%	6.30%	5.47%	6.60%
Securities	3.62%	4.60%	3.96%	4.71%
Federal funds sold	0.61%	1.85%	0.63%	2.88%
Yield on earning assets	5.37%	6.17%	5.35%	6.46%
Interest-bearing deposits	2.03%	2.78%	2.08%	3.11%
Subordinated debt	6.19%	5.66%	6.31%	6.18%
Borrowed funds	2.48%	3.44%	2.28%	3.60%
Cost of paying liabilities	2.28%	2.97%	2.31%	3.29%
Net interest spread	3.09%	3.20%	3.04%	3.17%
Net interest rate margin	3.41%	3.56%	3.36%	3.60%

RECONCILIATION OF PRE-TAX (LOSS) INCOME TO PRE-TAX OPERATING EARNINGS BEFORE PROVISION

		For the Quarter Ended
		Jun 30,	Mar 31,	Jun 30,
(All amounts in thousands, except per share data)		2009	2009	2008
U.S. GAAP (loss) income before income tax		$(1,004)	$(52,860)	$5,323
Goodwill impairment charge		-	45,377	-
Sale of Kansas City nonstrategic branch/charter		-	-	(19)
FDIC special assessment (included in Other noninterest expense)		1,100	-	-
Operating earnings (loss) before income tax		96	(7,483)	5,304
Provision for loan losses		8,000	15,100	3,200
Operating earnings before income taxes and provision for loan losses		$8,096	$7,617	$8,504

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands)
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
BALANCE SHEETS	2009	2009	2008	2008	2008
ASSETS
Cash and due from banks	$41,490	$41,875	$25,626	$38,641	$67,661
Federal funds sold	4,252	3,310	2,637	1,718	15,630
Interest-bearing deposits	2,893	5,852	14,384	2,178	349
Debt and equity investments	169,309	123,773	108,315	113,932	120,072
Loans held for sale	2,004	2,659	2,632	520	1,666

Portfolio loans	1,905,340	1,963,975	1,977,175	1,942,600	1,849,415
Less allowance for loan losses	42,635	39,612	31,309	25,662	24,011
Net loans	1,862,705	1,924,363	1,945,866	1,916,938	1,825,404

Other real estate	16,053	13,251	13,868	11,285	9,294
Premises and equipment, net	23,872	24,608	25,158	25,166	25,238
State tax credits, held for sale	42,609	43,474	39,142	37,751	37,882
Goodwill	3,134	3,134	48,512	51,312	57,910
Core deposit intangible	1,874	1,997	2,126	2,256	2,729
Other amortizing intangibles	1,081	1,230	1,378	2,090	2,301
Other assets	43,653	41,177	40,530	32,614	31,582
Total assets	$2,214,929	$2,230,703	$2,270,174	$2,236,401	$2,197,718

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	238,139	238,449	247,361	225,013	240,148
Interest-bearing deposits	1,521,125	1,507,110	1,545,423	1,463,040	1,429,598
Total deposits	1,759,264	1,745,559	1,792,784	1,688,053	1,669,746
Subordinated debentures	85,081	85,081	85,081	59,307	56,807
FHLB advances	139,520	119,939	119,957	222,926	203,043
Federal funds purchased	21,650	74,400	19,400	36,600	1,081
Other borrowings	33,824	31,767	26,760	36,632	71,805
Other liabilities	9,366	7,073	8,404	7,924	12,335
Total liabilities	2,048,705	2,063,819	2,052,386	2,051,442	2,014,817
Shareholders' equity	166,224	166,884	217,788	184,959	182,901
Total liabilities and shareholders' equity	$2,214,929	$2,230,703	$2,270,174	$2,236,401	$2,197,718

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands, except per share data)	For the Quarter Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2009	2009	2008	2008	2008
EARNINGS SUMMARY
Net interest income	$17,498	$16,851	$17,200	$16,584	$16,802
Provision for loan losses	8,000	15,100	14,125	2,825	3,200
Wealth Management revenue	2,249	3,271	2,943	2,640	2,682
Noninterest income	2,567	1,625	4,707	5,001	1,762
Noninterest expense	15,318	59,507	17,817	19,133	12,723
(Loss) income before income tax	(1,004)	(52,860)	(7,092)	2,267	5,323
Net income (loss)	386	(50,617)	(3,952)	1,319	3,500
Net (loss) income available to common shareholders	(216)	(51,216)	(4,031)	1,319	3,500
Diluted (loss) earnings per share	$(0.02)	$(3.99)	$(0.32)	$0.10	$0.27
Return on average common equity	(0.64% )	(111.00% )	(8.60% )	2.81%	7.77%
Net interest rate margin (fully tax equivalent)	3.41%	3.32%	3.37%	3.34%	3.56%
Efficiency ratio	68.65%	273.63%	71.70%	78.98%	59.88%

MARKET DATA
Book value per common share	$10.53	$10.58	$14.58	$14.57	$14.45
Tangible book value per common share	$10.05	$10.08	$10.52	$10.19	$9.48
Market value per share	$9.09	$9.76	$15.24	$22.56	$18.85
Period end common shares outstanding	12,834	12,833	12,801	12,694	12,654
Average basic common shares	12,833	12,828	12,702	12,664	12,545
Average diluted common shares	12,833	12,828	12,702	12,817	12,760

ASSET QUALITY
Net charge-offs	$4,977	$6,797	$8,478	$1,123	$1,439
Nonperforming loans	$49,188	$50,458	$29,662	$23,546	$13,180
Nonperforming loans to total loans	2.58%	2.57%	1.50%	1.21%	0.71%
Nonperforming assets to total assets	2.95%	2.86%	1.92%	1.56%	1.02%
Allowance for loan losses to total loans	2.24%	2.02%	1.58%	1.32%	1.30%
Net charge-offs to average loans (annualized)	1.03%	1.39%	1.73%	0.24%	0.32%

CAPITAL
Average common equity to average assets	6.09%	8.22%	8.30%	8.55%	8.62%
Tier 1 capital to risk-weighted assets	8.47%	8.22%	8.89%	8.83%	8.76%
Total capital to risk-weighted assets	13.13%	12.75%	12.81%	10.18%	9.96%
Tangible common equity to tangible assets	5.84%	5.82%	6.07%	5.93%	5.62%

AVERAGE BALANCES
Portfolio loans	$1,940,411	$1,980,871	$1,947,690	$1,881,428	$1,790,491
Earning assets	2,095,328	2,105,599	2,071,560	2,005,635	1,922,309
Total assets	2,220,257	2,275,196	2,246,772	2,184,804	2,102,582
Deposits	1,748,637	1,716,291	1,739,525	1,645,396	1,600,805
Shareholders' equity	166,371	218,247	190,874	186,848	181,274

LOAN PORTFOLIO
Commercial and industrial	$558,146	$545,110	$556,210	$539,924	$510,377
Commercial real estate	782,323	815,971	829,476	845,221	835,688
Construction real estate	307,482	328,594	337,550	313,262	284,556
Residential real estate	234,391	246,057	228,772	218,642	193,630
Consumer and other	22,998	28,243	25,167	25,550	25,164
Total loan portfolio	$1,905,340	$1,963,975	$1,977,175	$1,942,599	$1,849,415

DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$238,139	$238,449	$247,361	$225,013	$240,148
Interest-bearing transaction accounts	129,680	129,389	126,644	118,614	134,659
Money market and savings accounts	619,686	630,744	710,712	664,436	680,635
Certificates of deposit	771,759	746,977	708,067	679,990	614,304
Total deposit portfolio	$1,759,264	$1,745,559	$1,792,784	$1,688,053	$1,669,746

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands)	For the Quarter Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2009	2009	2008	2008	2008
YIELDS (fully tax equivalent)
Loans	5.53%	5.41%	5.74%	5.94%	6.30%
Securities	3.62%	4.44%	4.70%	4.75%	4.60%
Federal funds sold	0.61%	0.64%	1.59%	2.12%	1.85%
Yield on earning assets	5.37%	5.33%	5.67%	5.86%	6.17%
Interest-bearing deposits	2.03%	2.13%	2.47%	2.72%	2.78%
Subordinated debt	6.19%	6.43%	6.04%	5.63%	5.66%
Borrowed funds	2.48%	2.11%	2.67%	2.98%	3.44%
Cost of paying liabilities	2.28%	2.33%	2.62%	2.85%	2.97%
Net interest spread	3.09%	3.00%	3.05%	3.01%	3.20%
Net interest rate margin	3.41%	3.32%	3.37%	3.34%	3.56%

WEALTH MANAGEMENT
Trust Assets under management	$691,927	$681,839	$790,646	$930,100	$986,717
Trust Assets under administration	1,113,466	1,084,830	1,220,733	1,453,476	1,532,559